                                                                    EXHIBIT 99.1


            HORIZON MEDICAL PRODUCTS, INC. REPORTS FINANCIAL RESULTS
                            FOR FIRST QUARTER OF 2003

                NET SALES INCREASE 39% OVER FIRST QUARTER OF 2002

ATLANTA--(BUSINESS WIRE)--April 23, 2003--Horizon Medical Products, Inc. (AMEX:
HMP) today reported financial results for the three months ended March 31, 2003. Highlights of the 2003 first quarter and recent weeks include:

         -        Sales increase of 39% over 2002 first quarter

         -        Gross profit margins improve to 60% from 52%

         -        New directors appointed to board

         -        Nationwide LifeJet(TM) F-16 Launch


Net sales for the three months ended March 31, 2003 were $6,087,516, compared with $4,391,221 for the three months ended March 31, 2002. The increase was due to continued growth in sales from new products, including LifeGuard(TM), LifeJet(TM) F-16, and LifeValve(TM). Sales also increased as the Company completed its transition to a larger direct sales force in the first quarter of 2003. Gross profit was $3,634,357, or 59.7% of net sales for the three months ended March 31, 2003, substantially up from gross profit of $2,261,154, or 51.5% of net sales in the same period of 2002. This improvement in gross margins resulted from increased manufacturing efficiencies, a favorable change in product mix and lower distributor rebates. Selling, general and administrative expenses (SG&A) declined for the three months ended March 31, 2003 to $3,645,050, from $5,628,410 for the three months ended March 31, 2002, primarily related to the expenses incurred in connection with the Company's recapitalization completed in March 2002.


Operating loss narrowed significantly to $(10,693) for the three months ended March 31, 2003, from an operating loss of $(3,367,256) for the three months ended March 31, 2002 due primarily to the increase in net sales and the elimination of recapitalization-related expenses in the three months ended March 31, 2003. Loss from continuing operations for the three months ended March 31, 2003 was $(652,604) or $(0.02) per share compared with $(4,008,524) or $(0.29)
per share for the three months ended March 31, 2002. Net loss was $(652,604), or $(0.02) per share for the three months ended March 31, 2003. This compares with a net loss of $(26,720,284), or $(1.92) per share, for the three months ended March 31, 2002, as during such period, the Company recognized income from the discontinued operations of the Company's Stepic distribution division of $31,155, a loss of $(16,101,900) related to the effect of a change in accounting principle pursuant to SFAS 142, and an extraordinary loss of $(6,641,015) on extinguishment of debt.


"We are very pleased with the progress we have made in increasing our sales while rightsizing our business," commented Marshall Hunt, chairman and chief executive officer of Horizon Medical Products. Mr. Hunt added, "The decision to transition to a direct sales force was an excellent one, as our salespeople made inroads into several new customers during the quarter. Furthermore, our new product launches are being received well in the marketplace and we look forward to further increasing the breadth of our product line as we move ahead."


The Company has scheduled a conference call to discuss this announcement beginning at 2:00 p.m. Eastern Time today. To participate in the call, a few minutes prior to the start time please dial (888) 803-8276 in the U.S. or (706) 634-8102 for international callers. Those unable to participate are invited to listen to a recording of the call and Question and Answer session from 4:00 p.m. Eastern Time April

23, 2003 through midnight Eastern Time April 25, 2003, by dialing (800) 642-1687 in the U.S. or (706) 645-9291, and entering access code 9893705


Alternatively, individual investors are invited to listen to the conference call over the Internet at the Company's Web Site, www.hmpvascular.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. A replay will begin shortly after the call has ended and will be available for 14 days.


ABOUT HORIZON MEDICAL PRODUCTS


Horizon Medical Products, Inc., headquartered in Atlanta, is a leader in the design, development, manufacture and/or sale of percutaneous vascular and spinal access systems, which, we believe, are technologically advanced and high value added products. The Company's oncology product lines include implantable ports, some of which feature VTX(R) technology; tunneled central venous catheters; and stem-cell transplant catheters used primarily in cancer treatment protocols. VTX(R) Technology refers to the swirling blood flow produced by a uniquely rounded reservoir design and tangential outlet that substantially reduces thrombosis, or the buildup of sludge from blood and drug byproducts, in the port reservoir and reduces certain complications that require additional surgery. The Company also markets a complete line of acute and chronic dialysis catheters.


Certain statements and information included herein may constitute "forward-looking statements" which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations and may be significantly impacted by certain risks and uncertainties, including but not limited to, the Company's ability to efficiently manufacture different products, its possible failure to successfully commence the manufacturing of new products, the possible failure to maintain or increase production volumes of new or existing products in a timely or cost-effective manner, and other risks and uncertainties described herein and various documents filed by the Company with the United States Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Quarterly Reports on Form 10-Q. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                    HORIZON MEDICAL PRODUCTS, INC.

                                                     Three Months Ended
                                                          March 31,
                                                         (Unaudited)
                                                    2003             2002

Results of Operations
Net sales                                       $  6,087,516     $  4,391,221
Cost of goods sold                                 2,453,159        2,130,067

Gross profit                                       3,634,357        2,261,154
Selling, general and administrative
 expenses                                          3,645,050        5,628,410

    Operating loss                                   (10,693)      (3,367,256)

Other income (expense)
    Interest expense                                (627,662)        (637,808)
    Other income (expense)                           (14,249)          (3,460)
                                                    (641,911)        (641,268)

    Loss from continuing operations                 (652,604)      (4,008,524)

Discontinued operations
    Income from operations of discontinued
     distribution segment                                 --           31,155

Extraordinary loss on extinguishment of debt              --       (6,641,015)

Effect of a change in accounting principle
 pursuant to adoption of SFAS 142                         --      (16,101,900)

     Net loss                                   $   (652,604)    $(26,720,284)

Basic and diluted earnings per share:
Loss from continuing operations                 $      (0.02)    $      (0.29)
Income from operations of discontinued
 distribution segment                           $         --     $       0.00
Extraordinary loss on extinguishment of debt              --            (0.48)
Effect of a change in accounting principle
 pursuant to adoption of SFAS 142                         --            (1.16)

Net loss per share - basic and diluted          $      (0.02)    $      (1.92)

Weighted average common shares outstanding
 - basic and diluted                              33,904,765       13,934,451



                                                  March 31,      December 31,
                                                   2003             2002
                                                        (Unaudited)
Financial Condition
Cash and cash equivalents                       $  3,094,895     $  3,711,514
Total current assets                            $ 11,960,816     $ 12,872,530
Total assets                                    $ 36,126,689     $ 37,190,125
Total current liabilities                       $ 18,105,018     $  3,413,118
Current portion of long-term debt               $ 16,194,747     $  1,552,782
Long-term debt, net of current portion          $  3,242,870     $ 18,341,903
Shareholders' equity                            $ 14,677,537     $ 15,330,141